===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 2, 1999



                            IDG BOOKS WORLDWIDE, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                      0-24617                 04-3078409
-------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)          Identification No.)


 919 EAST HILLSDALE BOULEVARD, SUITE 400, FOSTER CITY, CALIFORNIA       94404
-------------------------------------------------------------------------------
          (Address of principal executive offices)                    (Zip code)

 Registrant's telephone number, including area code               (650) 655-3000


                                 NOT APPLICABLE
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report.)


===============================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) On August 2, 1999, IDG Books Worldwide, Inc. (the "Company") acquired all of the outstanding common stock of Macmillan General Reference USA Inc. ("MGR"), from Pearson Education, Inc. ("Pearson"), for $83 million, subject to adjustments for changes in working capital. MGR is a publisher of over 3,000 active titles and such leading brands as the Frommer's Travel Guides(R), Weight Watchers(R) and Betty Crocker(R) Dieting and Cookbooks, Webster's New World(TM) Dictionaries and J.K. Lasser(TM) Tax Guides. Additionally the Company acquired the travel website, frommers.com and related rights. The purchase price was determined as a result of arm's length negotiations between senior management of the Company and Pearson. The Company funded the acquisition with approximately $83 million in borrowings from a credit agreement, dated July 30, 1999, between the Company, Bank Boston, and a group of other banks. A copy of the Company's press release dated August 2, 1999 was filed as Exhibit 99.1 of the 8-K filed on August 17, 1999, included herein as Exhibit 99.1, and incorporated herein by reference.

(b) Certain of the assets of MGR constitute plant, equipment and other physical property, particularly furniture, fixtures and leasehold improvements used in the business of MGR as described elsewhere herein, and the Company intends to continue such use.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired. The following MGR historical financial statements are provided herein:

                                                                                              Page
        i.     Independent Auditors' Report                                                     2

        ii.    Balance Sheets as of December 31, 1998 and 1997 and (unaudited)
               June 30, 1999                                                                    3

        iii.   Statements of Operations for each of the Three Years in the
               Period Ended December 31, 1998, and for the (unaudited) six-month
               periods ended June 30, 1999 and 1998                                             4

        iv.    Statements of Parent's Equity for each of the three years in the period ended December 31, 1998, and for the (unaudited) six-month
               periods ended June 30, 1999 and 1998                                             5

        v.     Statements of Cash Flows to (from) Parent for each of the Three
               Years in the Period Ended December 31, 1998, and for the
               (unaudited) six-month periods ended June 30, 1999 and 1998                       6

        vi.    Notes to Financial Statements                                               7 TO 10

(b) Pro Forma Financial Information

        i.     Unaudited Pro Forma Combined Balance Sheet as of June 30, 1999                   12

        ii.    Unaudited Pro Forma Combined Statement of Income for the year
               ended September 30, 1998                                                         13

        iii.   Unaudited Pro Forma Combined Statement of Income for the nine
               months ended June 30, 1999                                                       14

        iv.    Notes to the Unaudited Pro Forma Combined Financial Statements                   15


(c)   Exhibits   Description

         2.1*    Stock Purchase Agreement dated June 29, 1999 between Pearson
                 Education, Inc. and IDG Books Worldwide, Inc.

         10.1** Credit Agreement among IDG Books Worldwide, Inc., as borrower, and a group of lending banks, dated July 30, 1999.

         23.1    Independent Auditors' Consent

         99.1*   Press release of IDG Books Worldwide, Inc. dated August 2, 1999

         *       Incorporated by reference from the Registrant's Report on Form
                 8-K (File No. 000-24617), filed with the Securities and
                 Exchange Commission on August 17, 1999.

         **      Incorporated by reference from the Registrant's Report on Form
                 10-Q (File No. 000-24617), filed with the Securities and
                 Exchange Commission on August 10, 1999.

INDEPENDENT AUDITORS' REPORT

Macmillan General Reference USA, Inc.:

We have audited the accompanying balance sheets of Macmillan General Reference USA, Inc. (the "Company") (formerly an indirect wholly-owned subsidiary of Pearson Education, Inc. as of December 31, 1998 and, prior to November 28, 1998, an indirect wholly-owned subsidiary of Viacom International, Inc.) as of December 31, 1998 and 1997, and the related statements of operations, parent's equity and cash flows to (from) parent for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Macmillan General Reference USA, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows to (from) parent for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated entity. As discussed in Note 6 to the financial statements, certain expenses represent allocations made by the parent.

As discussed in Note 1 to the financial statements, on August 2, 1999 the Company was acquired by IDG Books Worldwide, Inc.


DELOITTE & TOUCHE LLP

Indianapolis, Indiana
October 18, 1999

MACMILLAN GENERAL REFERENCE USA, INC.

BALANCE SHEETS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                       DECEMBER 31,
                                                   ----------------------         JUNE 30,
                                                    1997           1998            1999
                                                                                (UNAUDITED)
ASSETS:

  Accounts receivable, net                        $ 1,029         $   946         $   207
  Inventories, net                                 15,935          16,260          14,318
  Royalty advances, net                             5,422           4,479           4,642
  Prepaid expenses and other assets                 1,771           1,976           1,856
                                                  -------         -------         -------
             Current assets                        24,157          23,661          21,023

  Pre-publication costs, net                        4,963           5,807           6,301
  Intangible assets, net                            1,977           1,768           1,664
  Property and equipment, net                         279             308             275
                                                  -------         -------         -------

            Total assets                          $31,376         $31,544         $29,263
                                                  =======         =======         =======

LIABILITIES AND PARENT'S EQUITY:
  Royalties payable                               $ 3,079         $ 2,524         $ 2,279
  Accrued liabilities                              11,625           8,321           5,972
                                                  -------         -------         -------

            Current liabilities                    14,704          10,845           8,251
                                                  -------         -------         -------
  Commitments and contingencies

  Parent's equity                                  16,672          20,699          21,012
                                                  -------         -------         -------
  Total liabilities and parent's equity           $31,376         $31,544         $29,263
                                                  =======         =======         =======


See notes to financial statements.

MACMILLAN GENERAL REFERENCE USA, INC.

STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                                     SIX MONTHS
                                                          YEARS ENDED DECEMBER 31,                 ENDED JUNE 30,
                                                   ------------------------------------       ----------------------
                                                      1996          1997          1998          1998         1999
                                                                                                   (UNAUDITED)
REVENUE:
  Net Sales                                         $ 70,675      $ 80,353      $ 77,368      $ 34,812      $ 37,622
  Licensing revenues and other                         7,133         7,933         5,548         2,393         2,497
                                                    --------      --------      --------      --------      --------
            Net revenue                               77,808        88,286        82,916        37,205        40,119
                                                    --------      --------      --------      --------      --------

OPERATING COSTS AND EXPENSES:
  Cost of sales                                       59,663        64,711        60,461        28,561        29,901
  Selling, general and administrative                 18,273        19,950        19,432         8,849        10,509
  Depreciation and amortization                          483           405           388           193           191
                                                    --------      --------      --------      --------      --------
            Total operating costs and expenses        78,419        85,066        80,281        37,603        40,601
                                                    --------      --------      --------      --------      --------

Income (loss) before provision for income taxes         (611)        3,220         2,635          (398)         (482)
Income tax provision (benefit)                          (260)        1,368         1,120          (169)         (205)
                                                    --------      --------      --------      --------      --------
Net income (loss)                                   $   (351)     $  1,852      $  1,515      $   (229)     $   (277)
                                                    ========      ========      ========      ========      ========

See notes to financial statements.

MACMILLAN GENERAL REFERENCE USA, INC.

STATEMENTS OF PARENT'S EQUITY
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------


                                                         PARENT'S
                                                          EQUITY
Balance January 1, 1996                                 $    15,717
  Net loss                                                     (351)
  Due (to) from parent                                        1,314
                                                        -----------

Balance December 31, 1996                                    16,680
  Net income                                                  1,852
  Due (to) from parent                                       (1,860)
                                                        -----------

Balance December 31, 1997                                    16,672
  Net income                                                  1,515
  Due (to) from parent                                        2,512
                                                        -----------
Balance December 31, 1998                                    20,699

  Net loss (unaudited)                                         (277)
  Due (to) from parent (unaudited)                              590
                                                        -----------
Balance June 30, 1999 (unaudited)                       $    21,012
                                                        ===========


See notes to financial statements.

MACMILLAN GENERAL REFERENCE USA, INC.

STATEMENTS OF CASH FLOWS TO (FROM) PARENT
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                                    SIX MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31,               JUNE 30,
                                                               -----------------------------       -------------------
                                                                 1996       1997       1998        1998         1999
                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                            $ (351)     $ 1,852   $ 1,515       $  (229)     $ (277)

  Adjustments to reflect cash provided by (used in)
   operations:
      Depreciation and amortization                               483          405       388           193         191
      Changes in current assets and liabilities:
        Accounts receivable                                        44          521        83           (89)        739
        Inventories                                             2,739        1,490      (325)        1,874       1,942
        Prepaid expenses and other                             (1,183)        (253)     (205)          937         120
        Royalty advances                                         (302)         658       943            74        (163)
        Royalties payable                                        (712)         135      (555)       (1,004)       (245)
        Accrued liabilities                                    (1,085)      (2,068)   (3,304)       (3,486)     (2,349)
                                                              -------      -------   -------       -------     -------
            Net cash provided by (used in) operating
             activities                                          (367)       2,740    (1,460)       (1,730)        (42)

CASH FLOWS FROM INVESTING ACTIVITIES:
            Additions to pre-publication costs                   (425)       1,433      (844)          (65)       (494)
            Acquisition of property and equipment                (522)         (63)     (208)         (134)        (54)
            Acquisition of publishing rights                                (2,250)
                                                              -------      -------   -------       -------     -------
            Net cash used in investing activities                (947)        (880)   (1,052)         (199)       (548)
                                                              -------      -------   -------       -------     -------
NET CASH FLOWS TO (FROM) PARENT                               $(1,314)     $ 1,860   $(2,512)      $(1,929)    $  (590)
                                                              =======      =======   =======       =======     =======


See notes to financial statements.

MACMILLAN GENERAL REFERENCE USA, INC.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND 1997
AND FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1998
(INTERIM FINANCIAL INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998 IS UNAUDITED.)

-------------------------------------------------------------------------------


1.   BACKGROUND AND BASIS OF PRESENTATION

     Macmillan General Reference USA, Inc. ("MGR" or "Company") is a publisher of general reference books. MGR publishes its books under brand names including the Frommer's Travel guides, Webster's New World dictionaries, J.
     K. Lasser Tax guides, Betty Crocker cookbooks, Chek Chart Auto Repair guides, Unofficial guides, Arco Test preparation guides and Howell House pet books, the Complete Idiot's guides, the Lazy Way Series, and Elements of Style and related series.

     MGR has operated as a division of Macmillan Publishing USA ("Macmillan"). Subsequent to November 27, 1998, MGR was an indirect wholly-owned subsidiary of Pearson Education, Inc. ("Pearson"). Prior to November 28, 1998, MGR was an indirect wholly-owned subsidiary of Viacom International, Inc. Parent references in these financial statements refer to the ultimate parent.

     MGR was incorporated by Pearson in 1999 to facilitate the sale of certain brand names and associated assets and liabilities. In June 1999, Pearson agreed in principle to sell MGR to IDG Books Worldwide, Inc. ("IDG") pursuant to a Stock Purchase Agreement. Prior to closing, Pearson transferred to an affiliate certain assets and liabilities that were to be retained by Pearson, and on August 2, 1999, Pearson sold all of the common stock of MGR to IDG for cash of $83 million.

     MGR has been managed as a division of Macmillan, and, historically, separate financial statements have not been prepared for MGR. The accompanying statements are derived from the historical accounting records of the Company described herein. As an operating division, MGR has historically depended on the parent for corporate administrative functions, as well as financing, cash management, tax, payroll administration, employee benefit administration and certain other services. Accordingly, cash, accounts receivable (other than Chek Chart), trade accounts payable, pension and certain employer benefit accruals, current and deferred income tax liabilities, and long-term debt are managed through the corporate cash management system and are settled immediately through intercompany accounts.

     Net sales represent sales of MGR products, less estimated provisions for discounts and allowances and provision for returns. Expenses include operating expenses directly attributable to MGR, plus allocations of operating costs directly incurred by or otherwise related to the parent (see Note 6). These allocated operating costs and expenses are not necessarily indicative of the costs and expenses which would have resulted had MGR been operated as a separate company. All of the allocations and estimates reflected in the financial statements are based on assumptions that Company management believes are reasonable.

2.   SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and that affect revenues and expenses during the periods reported. Actual results may differ from the estimates. Significant estimates include the provision for sales returns, the allowance for Chek Chart doubtful accounts, realizability of advances to authors, inventory valuation, parent expense allocations and recoverability of long-term assets such as pre-publication costs.

INTERIM FINANCIAL STATEMENTS - The unaudited interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods. Information for the interim periods is not necessarily indicative of results to be achieved for the full year. Allocated general, administrative and other expenses for the six-month period ended June 30, 1999 are based upon allocation methods of Pearson and are not necessarily consistent with the allocation methods of Viacom International, Inc. for the six-month period ended June 30, 1998.

REVENUE RECOGNITION - Sales are recognized upon shipment of products, net of provisions for estimated returns and allowances, which are based on historical experience by type of book. For the years ended December 31, 1996, 1997 and 1998 and the six-month periods ended June 30, 1998 and 1999, the provision for returns and allowances represented approximately 30%, 29%, 28% and 25% and 25% of gross sales, respectively. The accompanying statements of operations do not include any material adjustments for actual returns and allowances as compared to amounts estimated in prior periods. Revenue from the licensing of titles, editorial content, and design are recognized when received.

DEVELOPMENT FEES - The Company distributes its products to international customers through international affiliates of the parent.
     International sales to such affiliates are calculated at unit manufacturing costs plus a development fee determined by the parent.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost.
     Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the assets ranging from three to ten years.

INVENTORY VALUATION - Inventories are stated at the lower of cost or market using the first-in, first-out ("FIFO") method.

ROYALTY ADVANCES - Royalty advances to authors are deferred and then expensed as earned by authors or reserved when future recovery appears doubtful. Royalty advances are recorded net of reserves of $11.6 million, $9.9 million and $10.4 million at December 31, 1997 and 1998 and June 30, 1999, respectively.

PRE-PUBLICATION COSTS - Pre-publication costs are incurred prior to the publication of a book, including costs associated with cover designs, art and illustrations, page proofs, editing and generation of film and plates. Costs are capitalized until the book is published and amortized on a straight-line basis over twelve to thirty-six months depending on the expected life cycles of the products. Pre-publication costs are net of accumulated amortization of $3.1 million, $6.4 million and $8.4 million at December 31, 1997 and 1998 and June 30, 1999, respectively.

INTANGIBLES - Intangibles consist of publishing rights and goodwill which are amortized on a straight-line basis over the estimated economic life which does not exceed 10 years. Amortization expense for the years ended
     December 31, 1997 and 1998 was $107,000 and $209,000, respectively, and was $104,000 for each of the six-month periods ended June 30, 1998 and 1999.

CONCENTRATIONS OF RISK - MGR's customers consist principally of retail chain booksellers, wholesale distributors, office superstores and membership clubs located primarily in the United States. The Company performs ongoing credit evaluations on its customers. The following percentages of gross sales to MGR's three largest customers for the years ended December 31 were as follows:

                          1996        1997        1998
                         ------      ------      -------
          Company A       16.6%       19.9%       18.4%
          Company B       11.1%       14.9%       15.2%
          Company C        9.9%        9.3%       10.4%

INCOME TAXES - The provision for income taxes is recorded in the statements of operations based on statutory income tax rates. The accompanying financial statements include a charge in lieu of taxes paid, which approximates the income tax provision as if MGR were a separate taxpayer.

3.   ACCOUNTS RECEIVABLE

     Accounts receivable not settled immediately with the parent consist of the following (in thousands):

                                                 DECEMBER 31,
                                            ----------------------      JUNE 30,
                                              1997          1998          1999
                                                                       (UNAUDITED)
Accounts receivable                         $ 1,440       $ 1,570       $   820
Allowance for doubtful accounts                (230)         (480)         (523)
Allowance for sales returns                    (181)         (144)          (90)
                                            -------       -------       -------
           Accounts receivable, net         $ 1,029       $   946       $   207
                                            =======       =======       =======

4.   INVENTORIES

     Inventories consist of the following (in thousands):

                                            DECEMBER 31,
                                    --------------------------           JUNE 30,
                                      1997               1998              1999
                                                                        (UNAUDITED)
Books (finished goods)              $18,898            $19,001            $16,624
Paper and work in progress            2,136              2,345              2,288
                                    -------            -------            -------
Total inventory                      21,034             21,346             18,912
Reserve for obsolescence             (5,099)            (5,086)            (4,594)
                                    -------            -------            -------
Inventory, net                      $15,935            $16,260            $14,318
                                    =======            =======            =======

5.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following (in thousands):

                                               DECEMBER 31,
                                          ---------------------       JUNE 30,
                                           1997           1998          1999
                                                                     (UNAUDITED)
Furniture, fixtures and equipment         $ 928          $ 710          $ 572
Less accumulated depreciation              (649)          (402)          (297)
                                          -----          -----          -----
Property and equipment, net               $ 279          $ 308          $ 275
                                          =====          =====          =====

Depreciation expense, including production depreciation allocated from parent, for the years ended December 31, 1996, 1997 and 1998 was $483,000, $298,000,
$179,000, respectively, and was $89,000 and $87,000 for the six-month periods ended June 30, 1998 and 1999.

6.   ALLOCATED EXPENSES

     Certain expenses are allocated to MGR by the parent. Allocation methods include, but are not limited to, relative investment, number of books handled and number of employees. Management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred had MGR been a stand-alone entity. Included in the statement of operations are the following expense allocations (in thousands):

                                                                                     SIX MONTHS
                                           YEARS ENDED DECEMBER 31,                ENDED JUNE 30,
                                      ----------------------------------         -------------------
                                       1996          1997         1998            1998         1999
                                                                                     (UNAUDITED)
                                      -------       -------      -------         ------       ------
Selling, General and
  Administrative Expenses
    Employee benefits                 $   195       $   162      $   141         $   70       $  118
    Selling                             3,898         4,326        3,812          2,109        1,961
    General and administrative          3,672         3,821        4,104          2,052        2,176
    Rent                                1,987         2,090        1,535            768          659
    Advertising                            --           100          100             50
                                      -------       -------      -------         ------       ------
          Subtotal                      9,752       $10,499        9,692          5,049        4,914
                                      -------       -------      -------         ------       ------

Cost of Goods Sold
    Employee benefits                   1,002           783          720            360          573
    Production                            483           598          674            196          411
    Warehousing                         4,634         5,318        5,753          2,998        3,768
                                      -------       -------      -------         ------       ------
          Subtotal                      6,119         6,699        7,147          3,554        4,752
                                      -------       -------      -------         ------       ------
               TOTAL                  $15,871       $17,198      $16,839         $8,603       $9,666
                                      =======       =======      =======         ======       ======

7.   CONTINGENCIES

     MGR is subject to various legal actions and claims which have arisen in the ordinary course of business. In the opinion of management, the ultimate resolution of such legal proceedings on claims will not have a material effect on the financial position or results of operations of MGR.

ITEM 7B. PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma combined financial information presented herein gives effect to the Registrant's acquisition of all of the common stock of Macmillan General Reference USA Inc. ("MGR") which was completed on August 2, 1999. The acquisition was structured such that the Company purchased 100% of the common stock of MGR only after MGR completed the transfer of all existing assets and liabilities associated with certain titles which were agreed to be retained by the seller ("Retained Titles"). The Retained Titles include all titles within the following imprints: Complete Idiot's Guides, Lazy Way and Elements of Style. The pro forma financial information is based on the historical financial statements of the Registrant and MGR. As discussed in Item 7(a), the historical financial statements of MGR include the financial results of such Retained Titles and also include allocations of general, administrative and other expenses from the historical parent company of MGR, Pearson Education, Inc. The Registrant's fiscal year end is the last Saturday of September . For convenience, the Registrant's fiscal year ends are denoted in the accompanying pro forma financial information as September 30.

The acquisition of MGR has been accounted for as a purchase business combination. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment, based upon other analyses, with appropriate recognition given to the effect of the Registrant's borrowing rates and income taxes. Appropriate recognition has also been given to that portion of the MGR business which was not acquired, specifically, the financial results attributable to the Retained Titles. Such allocation is preliminary and subject to revision upon receipt of final information concerning, among other things, the amounts of working capital at closing and the cost of the Registrant's restructuring plan with respect to MGR.

The unaudited pro forma combined balance sheet as of June 30, 1999 gives effect to the acquisition of MGR as if it had been consummated on June 30, 1999. This balance sheet combines the respective unaudited historical balance sheets at June 30, 1999 of the Registrant and of MGR.

The unaudited pro forma combined statements of income give effect to the acquisition of MGR as if it had been consummated on October 1, 1997. The unaudited proforma combined statement of income for the year ended September 30, 1998 combines the audited historical income statements of the Registrant for the twelve months ended September 30, 1998 and of MGR for the twelve months ended December 31, 1998. The unaudited pro forma combined statement of income for the nine months ended June 30, 1999 combines the respective unaudited income statements for the nine months ended June 30, 1999 of the Registrant and MGR. Accordingly, the results of operations for MGR for the three months ended December 31, 1998 are included in both the unaudited pro forma combined statement of income for the year ended September 30, 1998 and for the nine months ended June 30, 1999.

The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The unaudited pro forma combined financial statements do not purport to present the financial position or results of operations of the Registrant had the acquisition of MGR occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statements of income do not reflect any adjustments for synergies that management expects to realize upon consummation of the acquisition. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that will be realized.

                   IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)


                                                    ASSETS

                                                IDG BOOKS          MGR        PRO FORMA           PRO FORMA
                                              JUNE 30, 1999   JUNE 30, 1999   ADJUSTMENTS          COMBINED
                                              -------------   -------------   -----------         ---------
Current Assets:
   Cash ................................        $    751        $     --        $     --            $    751
   Accounts receivable-net .............          42,915             207             (23)(1)          43,099
   Inventory-net .......................          14,481          14,318          (1,210)(2)          27,589
   Other current assets ................           1,552           1,856            (192)(1)           3,216
   Royalty advances, net ...............              --           4,642          (1,410)(1)           3,232
   Deferred tax assets .................          21,073              --                              21,073
                                                --------        --------        --------            --------
      Total current assets .............          80,772          21,023          (2,835)             98,960

   Royalty advances-net ................           6,472              --              --               6,472
   Property and equipment-net ..........           5,183             275              --               5,458
   Intangible assets-net ...............          19,050           7,965          65,618(3)           92,633
   Other assets ........................           2,031                                               2,031
                                                --------        --------        --------            --------
         Total Assets ..................        $113,508        $ 29,263        $ 62,783            $205,554
                                                ========        ========        ========            ========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

   Accounts payable ....................        $  7,672        $     --        $     --            $  7,672
   Accrued liabilities .................          42,716           8,251             795(4)           51,762
   Other short term borrowings .........              --              --          13,000(5)           13,000
                                                --------        --------        --------            --------
      Total current liabilities ........          50,388           8,251          13,795              72,434

   Line of credit ......................           4,000              --                               4,000
   Other long term borrowings ..........              --              --          70,000(5)           70,000

         Total Liabilities .............          54,388           8,251          83,795             146,434
                                                --------        --------        --------            --------

Stockholder's Equity:

   Common Stock ........................              14              --              --                  14
   Additional paid-in-capital ..........          46,197              --              --              46,197
   Retained earnings ...................          12,909              --              --              12,909
   Parent's Equity .....................              --          21,012         (21,012)(6)              --
                                                --------        --------        --------            --------
         Total Equity ..................          59,120          21,012         (21,012)             59,120
                                                --------        --------        --------            --------
    Total Liabilities and Equity .......        $113,508        $ 29,263        $ 62,783            $205,554
                                                ========        ========        ========            ========



         See notes to unaudited pro forma combined financial statements

                   IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FOR THE YEAR
                            ENDED SEPTEMBER 30, 1998
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                             IDG BOOKS
                                               FOR THE            MGR FOR
                                               TWELVE            THE TWELVE
                                            MONTHS ENDED        MONTHS ENDED         PRO FORMA                PRO FORMA
                                           SEPT. 30, 1998       DEC. 31, 1998        ADJUSTMENTS               COMBINED
                                           --------------       -------------        -----------              ----------
Revenue:
 Net sales ........................            $136,650            $ 77,368            $(13,834)(1)             $200,184
 Licensing and other revenues .....               4,875               5,548                (710)(1)                9,713
                                               --------            --------            --------                 --------
  Total net sales and revenues ....             141,525              82,916             (14,544)                 209,897

Total cost of sales ...............              73,952              60,461              (8,488)(7)              125,925
Total selling, general, and
  administrative expenses .........              47,037              19,432              (2,003)                  64,466
Depreciation/Amortization .........               3,415                 388               1,608(8)                 5,411
                                               --------            --------            --------                 --------
  Total operating expense .........             124,404              80,281              (8,883)                 195,802
                                               --------            --------            --------                 --------
Operating income ..................              17,121               2,635              (5,661)                  14,095

Interest income (expense), net ....                 139                  --              (5,727)(9)                5,588
                                               --------            --------            --------                 --------

Income before income taxes ........              17,260               2,635             (11,388)                   8,507

Provision for taxes ...............               7,077               1,120              (4,692)(10)               3,505
                                               --------            --------            --------                 --------

Net Income ........................            $ 10,183            $  1,515            $ (6,696)                $  5,002
                                               ========            ========            ========                 ========

Net Income per share:

   Basic                                       $   0.88                                                         $   0.43
                                               ========                                                         ========
   Diluted                                     $   0.87                                                         $   0.43
                                               ========                                                         ========

Shares used in per share calculation:

   Basic                                         11,633                                                           11,633
                                               ========                                                         ========
   Diluted                                       11,701                                                           11,701
                                               ========                                                         ========


         See notes to unaudited pro forma combined financial statements

                   IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS
                               ENDED JUNE 30, 1999
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                             IDG BOOKS
                                              FOR THE              MGR
                                            NINE MONTHS        FOR THE NINE                                      PRO
                                            ENDED JUNE 30,     MONTHS ENDED           PRO FORMA                 FORMA
                                                1999           JUNE 30, 1999         ADJUSTMENTS               COMBINED
                                            -------------      --------------        ------------             ----------
Revenue:
 Net sales ........................            $119,149             $60,443             (12,411)(1)             $167,181
 Licensing and other revenues .....               4,324               3,911                (503)(1)                7,732
                                               --------             -------            --------                 --------
  Total net sales and revenues ....             123,473              64,354             (12,914)                 174,913

Total cost of sales ...............              60,850              47,075              (8,227)(7)               99,698

Total selling, general, and
administrative expenses ...........              40,828              14,841              (1,698)(1)               53,971
Depreciation/Amortization .........               3,772                 366               1,206(8)                 5,344
                                               --------             -------            --------                 --------
  Total operating expense .........             105,450              62,282              (8,719)                 159,013
                                               --------             -------            --------                 --------

Operating income ..................              18,023               2,072              (4,195)                  15,900

Interest income (expense) - net ...                 (92)                631              (4,328)(9)               (3,789)
                                               --------             -------            --------                 --------

Income before income taxes ........              17,931               2,703              (8,523)                  12,111

Provision for (benefit from) taxes .              7,569               1,133              (3,580)(10)               5,122
                                               --------             -------            --------                 --------

Net Income ........................            $ 10,362             $ 1,570            $ (4,943)                $  6,989
                                               ========             =======            ========                 ========
Net Income per share:

   Basic                                       $   0.72                                                         $   0.49
                                               ========                                                         ========
   Diluted                                     $   0.70                                                         $   0.47
                                               ========                                                         ========

Shares used in per share calculation:

   Basic                                         14,379                                                           14,379
                                               ========                                                         ========
   Diluted                                       14,773                                                           14,773
                                               ========                                                         ========


         See notes to unaudited pro forma combined financial statements

                   IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) For the unaudited pro forma combined balance sheet at June 30, 1999, represents an adjustment to remove that portion of the MGR balances relating to the Retained Titles which were not acquired by the Company. For the unaudited pro forma combined statements of income for the year ended September 30, 1998 and for the nine month period ended June 30, 1999, represents an adjustment to remove the historical revenues and direct costs of the Retained Titles.

(2) Represents an adjustment of approximately $1.6 million to remove that portion of the inventory balance as of June 30, 1999 relating to the Retained Titles, offset by an adjustment to record the MGR inventory acquired at its estimated selling price less the cost of selling and a reasonable profit allowance for the selling effort.

(3) Represents goodwill and the fair value of other intangible assets established in connection with the acquisition. Related amortization expense is reflected over the estimated useful lives of these assets, not exceeding 40 years.

(4) Represents approximately $1.3 million accrued for certain estimated expenses payable in connection with the acquisition less that portion of the MGR accrued liabilities relating to the Retained Titles.

(5) Represents $83 million of indebtedness incurred in connection with the acquisition.

(6) Represents elimination of Macmillan General Reference USA, Inc. equity accounts.

(7) Represents the net impact of the adjustment to remove that portion of MGR Cost of Sales relating to the Retained Titles, offset by the additional cost of goods sold to record upon the sale of the acquired inventory at its adjusted book value.

(8) Represents twelve months of amortization of Intangible Assets resulting from the acquisition for the year ended September 30, 1998 and nine months of amortization for the nine months ended June 30, 1999.

(9) Represents interest expense assuming entire purchase price of $83 million was initially funded using the Company's credit agreement, dated July 30, 1999, between the Company, Bank Boston, and a group of other banks. The $83 million in debt consists of a $70 million term loan and $13 million in short term borrowings with interest expense based on LIBOR plus 1.5%. Pro forma adjustment assumes no principal payments for these borrowings during the periods presented. The resulting net interest expense on the assumed outstanding debt is calculated using an average LIBOR interest rate plus 1.5%.

(10) Represents the tax effect of the pro forma adjustments to arrive at a blended statutory rate of approximately 42.0%.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               IDG BOOKS WORLDWIDE, INC.

Date:   October 18, 1999          By: /s/ James A. Doehrman
                                      -----------------------------------------
                                      James A. Doehrman,
                                      Vice President and Chief Financial Officer
                                     (Principal Accounting Officer
                                      and Duly Authorized Officer)

                                 EXHIBIT INDEX

(c)   Exhibits   Description

         2.1* Stock Purchase Agreement dated June 29, 1999 between Pearson Education, Inc. and IDG Books Worldwide, Inc.

         10.1** Credit Agreement among IDG Books Worldwide, Inc., as borrower, and a group of lending banks, dated July 30, 1999.

         23.1    Independent Auditors' Consent

         99.1*   Press release of IDG Books Worldwide, Inc. dated August 2, 1999

         * Incorporated by reference from the Registrant's Report on Form 8-K (File No. 000-24617), filed with the Securities and Exchange Commission on August 17, 1999.

         ** Incorporated by reference from the Registrant's Report on Form 10-Q (File No. 000-24617), filed with the Securities and Exchange Commission on August 10, 1999.